UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report: May 30, 2007
(Date of earliest event reported)

Hawk Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-13797	34-1608156
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Public Square, Suite 1500, Cleveland, Ohio 44114
(Address of principal executive offices including zip code)

(216) 861-3553
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On May 30, 2007, the Board of Directors of Hawk approved and adopted amendments to Hawk’s Code of Business Conduct and Ethics (the “Code”) that applies to Hawk’s employees, officers and directors, including Hawk’s principal executive officer and principal financial and accounting officer. The amendments include the designation of Hawk’s Vice President of Finance to serve as Hawk’s Designated Ethics Officer with responsibility for overseeing and monitoring compliance with the Code. In addition, the amendments clarify that Hawk’s existing anonymous and confidential incident reporting system is available if an employee is uncomfortable with the reporting structure contained in the Code for violations of internal controls, external audit or accounting issues or any incidents of fraud.

The amendments include other changes to the Code that are technical, administrative or nonsubstantive. The foregoing description of the amendments to the Code does not purport to be complete and is qualified in its entirety by reference to the Code, as amended, a copy of which is attached as Exhibit 14 hereto and is incorporated herein by reference. The Code, as amended, has been posted on Hawk’s website at www.hawkcorp.com.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

   14   Hawk Corporation Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWK CORPORATION

Date: June 1, 2007	By:	/s/ Thomas A. Gilbride
Thomas A. Gilbride
Vice President - Finance and Treasurer

EXHIBIT INDEX

Exhibit No.   Description

14    Hawk Corporation Code of Business Conduct and Ethics